As filed with the Securities and Exchange Commission on May 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Verona Pharma plc

(Exact name of registrant as specified in its charter)

United Kingdom	98-1489389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 More London Riverside

London SE1 2RE

United Kingdom

(Address of Principal Executive Offices) (Zip Code)

Verona Pharma plc Second Amended and Restated 2017 Incentive Award Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

(Name and address of agent for service)

(800) 221-0102

(Telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos	James Inness
Latham & Watkins LLP	Latham & Watkins LLP
200 Clarendon Street	99 Bishopsgate
Boston, Massachusetts 02116	London EC2M 3XF
(617) 948-6000	United Kingdom
+44 20 7710-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 24,000,000 ordinary shares, nominal value £0.05 per share, of Verona Pharma plc (the “Registrant”) that may become issuable under the Verona Pharma plc Second Amended and Restated 2017 Incentive Award Plan, as it may be amended or restated from time to time (the “2017 Plan”). The second amendment and restatement of the 2017 Plan was approved at the Registrant’s 2023 Annual General Meeting of Shareholders. A Registration Statement of the Registrant on Form S-8 relating to the 2017 Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos. 333-217521, 333-237926, 333-248199 and 333-268389), filed with the Securities and Exchange Commission, relating to the 2017 Plan, are incorporated herein by reference.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Articles of Association, as amended and as currently in effect (incorporated by reference to Exhibit 1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-38607) filed on December 30, 2020)

5.1*	Opinion of Latham & Watkins LLP, counsel of the Registrant

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2*	Consent of Latham & Watkins LLP, counsel of the Registrant (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Verona Pharma plc Second Amended and Restated 2017 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38067) filed on May 1, 2023)

107.1*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on this 9th day of May, 2023.

VERONA PHARMA PLC

By:	/s/ David Zaccardelli, Pharm.D.
David Zaccardelli, Pharm.D.
President and Chief Executive Officer
By:	/s/ Mark W. Hahn
Mark W. Hahn
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Verona Pharma plc, hereby severally constitute and appoint David Zaccardelli and Mark W. Hahn, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Zaccardelli, Pharm.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2023
David Zaccardelli, Pharm.D.

/s/ Mark W. Hahn	Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2023
Mark W. Hahn

/s/ David Ebsworth, Ph.D.	Chairperson of the Board of Directors	May 9, 2023
David Ebsworth, Ph.D.

/s/ James Brady	Director	May 9, 2023
James Brady

/s/ Ken Cunningham, M.D.	Director	May 9, 2023
Ken Cunningham, M.D.

/s/ Lisa Deschamps	Director	May 9, 2023
Lisa Deschamps

/s/ Martin Edwards, M.D.	Director	May 9, 2023
Martin Edwards, M.D.

/s/ Rishi Gupta	Director	May 9, 2023
Rishi Gupta

/s/ Mahendra Shah, Ph.D.	Director	May 9, 2023
Mahendra Shah, Ph.D.

/s/ Vikas Sinha	Director	May 9, 2023
Vikas Sinha

/s/ Anders Ullman, M.D., Ph.D.	Director	May 9, 2023
Anders Ullman, M.D., Ph.D.

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Verona Pharma plc, has signed this Registration Statement on Form S-8, in the City of New York, State of New York, on May 9, 2023.

COGENCY GLOBAL INC.
(Authorized Representative in the United States)

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.